LETTER TO SHAREHOLDERS

00211114

Dear Fellow Shareholder:

Today, InvenTrust Properties ("IVT", "InvenTrust" or the "Company") is announcing the Company's new estimated share value of $3.14 per share. The reduction in value was driven by the overall decline in retail real estate values due to a multitude of factors impacting the retail sector. This new value was established by our Board of Directors on May 9, 2018.

So what has changed in the retail landscape that has driven this decline in IVT's value over the last 12 months? First, in 2017 the retail sector experienced significant store closings by apparel-based retailers and department stores. Further, the effect of internet sales also put a dark cloud over other brick-and-mortar retailers.

These elements contributed to a negative perception of the retail sector by the investment community, which slowed investments and money flow into retail real estate. As a result, valuations for retail real estate fell. Malls and apparel-based power centers were heavily impacted. Per industry experts and analysts, Malls on average fell in value by about 14 percent over last year and Power Centers were not far behind that rate. Meanwhile, grocery-anchored neighborhood or community centers that are smaller in size and don't contain multiple big box apparel retailers, largely maintained their value during this period of market disruption in our portfolio. The following chart shows the year-over-year change in InvenTrust's estimated share value and indicates that InvenTrust's portfolio was not immune to these market adjustments:

Change in Estimated Share Value from May 2017 to May 2018 [1]	
May 2017 Estimated Share Value	**$3.29**
Same-Store Power Centers	($0.27)
Same-Store Power Community & Neighborhood Centers	$0.03
Total Same-Store Retail Portfolio [2]	**($0.24)**
Property Acquisitions & Dispositions	($0.13)
Payoff of Mortgages	$0.20
Estimated Transaction Costs, Closing Costs, and Contingencies Adjustment from Prior Year	$0.02
Total Portfolio Transformation Activity	**$0.09**
Total Cash and Other Assets, net of other liabilities [3]	($0.06)
Adjustment to the Mid-Point from Prior Year [4]	$0.06
May 2018 Estimated Share Value	**$3.14**

(1) Per share value reflects, to the extent applicable, property-level debt.

(2) "Same Store" refers to assets included in both the May 1, 2017 estimate of per share value and the May 1, 2018 estimate of per share value and excludes any dispositions and acquisitions between May 1, 2017 and May 1, 2018. "Total Retail Portfolio" includes (a) wholly owned retail properties and (b) properties owned by IAGM Retail Fund I, LLC ("IAGM"), our joint venture with PGGM Private Real Estate Fund. For the joint venture properties described in (b), this table only includes the per share value attributed to the Company based on its percentage ownership.

(3) Includes cash and cash equivalents, marketable securities, and certain other assets and liabilities.

(4) The Audit Committee recommended and the Board determined an estimated share value at the mid-point value of the Duff & Phelps range was appropriate.

InvenTrust Properties

May 9, 2018

I want to be clear: As a shareholder who owns more than 500,000 shares and has a significant portion of my net worth invested in InvenTrust, I, like you, am disappointed with this reduction in value. With that said, I believe in the financial performance and capital structure of our $3 billion grocery-anchored, Sun Belt focused retail portfolio. This is underscored by the Board-approved distribution increase in April the past two years as well as our community and neighborhood centers maintaining their value during this volatility in the retail space. I believe InvenTrust has the right strategy in place to provide a compelling value proposition to shareholders over the long term.

I want to emphasize that my team continues to be proactive and diligent in our efforts to refine our portfolio and the financial performance of our company, as well as prepare IVT for a potential liquidity event. As you know, our goal is to transform and concentrate our portfolio into grocery-anchored assets in markets with above-average wage and population growth, particularly in the Sun Belt region. Following our efforts, more than 80 percent of our portfolio's income is now in our target markets and 78 percent of our centers have a grocer as a main traffic driver. The benefits of this portfolio transformation include:

- strong occupancy rates in the mid-90 percent range,
- increased average base rent per square foot of almost $17, up from $14 in 2015,
- more stable values for grocery-anchored assets than other retail assets,
- grocery-anchored properties that are better insulated from e-commerce woes, and
- a solid balance sheet and capital structure giving us flexibility and capacity to execute on our long-term strategies.

While market headwinds impact the timing of potential future liquidity opportunities, once market conditions are right, we believe the overall strength of our portfolio, our balance sheet and our talent position us to pursue liquidity options.

InvenTrust's Portfolio Composition


Strip Center
No Grocer
5%
Strip Center
with Grocer
31%
Power Center
No Grocer
17%
78% Grocery
Anchored [1]
Power Center
with Grocer
47%

1) Percentages include shadow-anchored grocery store tenants as of 12/31/2017.


COSTCO





Letter to Shareholders

InvenTrust Properties

Letter to Shareholders

InvenTrust's Target Markets


~ 85% of InvenTrust's income comes from our target markets.
DC Metro 2.5%
Raleigh/ Durham 8.0%
Charlotte 4.0%
Orlando 1.9%
Miami/Ft Lauderdale/ West Palm Beach 4.3%
Tampa/ St. Petersburg 2.7%
Atlanta 7.2%
Houston 14.8%
Dallas/Ft Worth/Arlington 12.7%
Austin 8.1%
San Antonio 5.5%
Denver 4.9%
Southern California 7.9%
Target Market
% of 2017 Net Operating Income

In conclusion, we have provided a detailed explanation of the valuation method and process used to estimate the new per share value in our Current Report on Form 8-K filed with the SEC. We encourage you to read the filing in its entirety.

To our more than 155,000 shareholders – we are committed to delivering transparent and consistent information to you. **On May 24, 2018, we will be conducting a webcast to discuss our new estimated share value and future outlook. In the next week, you will be able to find all the information to attend the webcast on our website at www.inventrustproperties.com. Also available on our website is a video discussing our new estimated share value.** As always please feel free to contact us with any questions at 855-377-0510 or investorrelations@inventrustproperties.com.

Thank you again for your continued support and investment in InvenTrust.

Sincerely,
INVENTRUST PROPERTIES CORP.

Thomas P. McGuinness
President, CEO

Forward-Looking Statements in this letter, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are statements that are not historical, including statements regarding management's intentions, beliefs, expectations, plans or predictions of the future and are typically identified by words such as "believe," "may," "could," "expect," "intend," "plan," "seek," "anticipate," "believe," "estimate," "predict," "potential," "continue," "likely," "will," "would" and variations of these terms and similar expressions, or the negative of these terms or similar expressions. These statements include, without limitation, statements concerning our estimated per share NAV, assumptions made in determining estimated per share NAV; and statements about our plans and strategies, among other things. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain and involve known and unknown risks that are difficult to predict. Certain factors that may cause actual results to differ materially from current expectations are listed from time to time in our Securities and Exchange Commission reports, including, but not limited to, the most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission. InvenTrust intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this letter. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.